UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2013

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Black Box Corporation (“Black Box” or the “Company”) is furnishing this Current Report on Form 8-K (“Form 8-K”) to provide supplemental financial disclosures related to the reorganization of its operating segments in connection with its new management team and a renewed business strategy. The new operating segments are effective, on a prospective basis, beginning on April 1, 2013. The information contained in this Form 8-K is being furnished to assist investors in understanding how the Company's operating segment results would have been presented in previously-filed reports had such results been reported on the basis of the Company's reporting segments commencing on April 1, 2013. Only financial information affected by the reorganization is included in this Current Report on Form 8-K. The revision of the previously-issued financial information does not represent a revision or restatement of previously-issued financial statements. A copy of the revised supplemental information is attached hereto as Exhibit 99.1. As a result of the reorganization:

•
The North America operating segment was separated into Products and Services. North America Products includes the Company's Technology Products offerings while North America Services includes its Voice Communications and Data Infrastructure offerings. The aggregation of Voice Communications and Data Infrastructure offerings is consistent with the proliferation of voice-over-internet-protocol (VOIP) solutions and the adoption of unified communication technologies which has resulted in a trend toward convergence of voice and data networks. The Company believes that, in the near future, the distinction between its voice and data solution offerings will not be significant.

•	The Europe, Latin America and Pacific Rim operating segments were aggregated and then separated by Products and Services consistent with North America.
The Company believes this transition will better position Black Box as a comprehensive communications system integrator that can support its clients with multiple offerings.
As a result of the change in operating segments, the Company will reassign the carrying amount of goodwill to its new reporting units (which are the same as the realigned operating and reporting segments) using a relative fair market value approach. The Company will report this reassigned goodwill in its segment footnote which will be included in the Company’s Quarterly Report on Form 10-Q for the period ending June 29, 2013.
Also, the Company conducted an interim goodwill impairment assessment because data, relevant to a goodwill impairment assessment, was readily available through the reassignment of goodwill using the relative fair market value approach. The first step of the goodwill impairment assessment, used to identify potential impairment, resulted in a surplus of fair value over carrying amount for each of our reporting units, thus the reporting units are considered not impaired and the second step of the impairment test is not necessary.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs, successful marketing of the Company's product and services offerings, successful implementation of the Company's M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.     Description
99.1        Revised supplemental financial information
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: July 22, 2013

/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)

Exhibit Index
Exhibit No.     Description
99.1        Revised supplemental financial information

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